Exhibit 3

The Robert Lloyd Snyder Trust – 2005 Stream

c/o Robert Lloyd Snyder, Trustee

9330 Hollow Way Road

Dallas, Texas 75220 USA

27 February 2020

Jonah Davids, Esq., General Counsel

Just Energy Group Inc.

5251 Westheimer Road, Suite 1000

Houston, Texas 77056

Just Energy Group Inc.

First Canadian Place

100 King Street West, Suite 2630

Toronto, Ontario, M5X 1E1

Attention: Corporate Secretary

BY COURIER & ELECTRONIC MAIL

Dear Jonah:

Pursuant to our recent exchanges, attached please find certain shareholder proposals in compliance with applicable rules governing shareholder proposals, including Part XII of the Canada Business Corporations Act, intended for inclusion in the Management Information Circular for the upcoming Annual General Meeting of Shareholders of Just Energy Group, Inc. (the “Company” or “Just Energy”).

The proponent of these shareholder proposals is The Robert L. Snyder Trust – 2005 Stream, having its registered address at 9330 Hollow Way Road, Dallas, Texas 75220 USA (the “Proponent”), which you should know from its Schedule 13D filings during 2019 with the United States Securities and Exchange Commission filings to be the registered owner of 13,957,501 of the Company’s common shares, representing approximately 9.3% of such class of publicly-traded securities. These shares were acquired in open market transactions between 22 August 2019 and 28 November 2019 as set forth below:

Transaction Date	Nature of Transaction	Price Per Share	Quantity
8/22/2019	Securities Acquisition	$1.1891	200,000
8/23/2019	Securities Acquisition	$1.1724	200,000
8/26/2019	Securities Acquisition	$1.2166	350,000
8/27/2019	Securities Acquisition	$1.1845	350,000
8/28/2019	Securities Acquisition	$1.1787	350,000
8/29/2019	Securities Acquisition	$1.1518	500,000
8/30/2019	Securities Acquisition	$1.1119	500,000
9/3/2019	Securities Acquisition	$1.1079	364,300
9/4/2019	Securities Acquisition	$1.0997	500,000
9/5/2019	Securities Acquisition	$1.1995	500,000
9/6/2019	Securities Acquisition	$1.2812	500,000
9/9/2019	Securities Acquisition	$1.2342	500,000
9/10/2019	Securities Acquisition	$1.2383	750,000
9/11/2019	Securities Acquisition	$1.4716	1,000,000
9/12/2019	Securities Acquisition	$1.4974	995,108
9/12/2019	Securities Acquisition	$1.55	150,000
9/13/2019	Securities Acquisition	$1.50	50,000
9/20/2019	Securities Acquisition	$1.54	800,000
9/22/2019	Securities Acquisition	$1.54	100,000
9/23/2019	Securities Acquisition	$1.54	1,343,731
9/24/2019	Securities Acquisition	$1.54	478,353
9/25/2019	Securities Acquisition	$1.82	673,253
9/26 2019	Securities Acquisition	$1.77	1,285,900
10/9/2019	Securities Acquisition	$2.03	400,000
10/10/2019	Securities Acquisition	$2.22	1,006,856
10/28/2019	Securities Acquisition	$2.51	125,000

The following proposals related to the nomination of certain directors (the “Nominated Directors”) are being submitted by the Proponent for consideration at the 2020 Annual Meeting of Shareholders of the Company as well as inclusion in the Management Information Circular (“Circular”) relating thereto. The biographies of the Nominated Directors are appended as Exhibit A to this letter. In order to facilitate the enfranchisement of all of the shareholders, we hereby request that all such biographies be included in the Circular, along with the proposals.

PROPOSAL ONE

RESOLVED, that the number of Directors of Just Energy Group Inc. to serve during its 2021 fiscal year shall be increased from six (6) Directors and fixed at eight (8) Directors.

PROPOSAL TWO

The Proponent nominates the following six (6) individuals as candidates for election to the Board of Directors of the Company at its 2020 Annual Meeting:

DAVID CRANE

STEVEN MURRAY

DAN O’MALLEY

BARRY SMITHERMAN

ROB SNYDER

RICHARD SQUIRES

With respect to such proposals and nominees, based upon reasonable inquiry by, and to the best knowledge of, the Proponent:

•	Each of the foregoing six (6) nominees have consented to the submission of their names as candidates to serve as Directors of the Company.

•	All of the information provided concerning such nominees, including upon Exhibit A attached hereto, is accurate as of the date of this submission.

•	None of such nominees as Directors of Just Energy is now, or has ever been, indebted to the Company.

•	As of the date of this submission, there have been and are no material interests, whether direct or indirect, of:

•	such nominees as Directors of the Company;

•	any security holder linked thereto who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the outstanding common shares of the Company,

•	any other Informed Person (as defined in National Instrument 51-102); or

•	any known associate or affiliate of such persons;

in any transaction since the commencement of the last completed financial year of the Company (or in any proposed transaction which has materially affected or would materially affect Just Energy or any of its subsidiaries)

•	None of such nominees as Directors of Just Energy has within the ten years:

•

become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

•

been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, nor has any proposed director been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director

•

Except as specified below, none of such nominees as Directors of Just Energy is now or would be at the date of the proxy circular (or has been within 10 years before the date of such proxy circular) a director or executive officer of any company that, while that person was acting in that capacity:

•

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days,

•

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days, or

•

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Further understand that it is the current intention of the Proponent to support the re-election of at least two of the Company’s current six Directors (if so again nominated by the Company) at the upcoming Annual Meeting of Shareholders.

Jonah, if you have questions concerning, or would like to clarify, the foregoing, please reach out to me directly at rappidone@yahoo.com or by phone at 214.478.1324. On behalf of the Proponent, I remain

Sincerely yours,

/s/ Robert Lloyd Snyder
Robert Lloyd Snyder
Trustee
The Robert L. Snyder Trust – 2005 Stream

Cc:	Mr. Scott Gahn, Chief Executive Officer

Mr. Dallas Ross, Chairman of the Board of Directors

EXHIBIT A

1.	DAVID WHIPPLE CRANE

AGE 61 LAWRENCEVILLE, NEW JERSEY USA
JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:	281,855 COMMON SHARES

David Crane is a private investor and leading advocate of the clean energy industry in the United States. From 2003 until 2015, he served as the Chief Executive Officer & President of NRG Energy, Inc., the largest non-utility power company in the United States. During that period, he spearheaded NRG’s enormously successful entry into the competitive retail power sector through the acquisitions of the retail businesses of Reliant Energy, Green Mountain Energy and Energy Plus. David also served coterminously from 2012 through 2015 as the chairman and CEO of NRG Yield. Prior thereto, David was Chief Operating Officer and later Chief Executive Officer & President of International Power PLC, a FTSE 100 company traded on the London Stock Exchange. A recipient of numerous professional awards, David most pertinently was named CEO Of The Year for the energy Industry by EnergyBiz during 2010, Top CEO In The Electric Utility Sector by Institutional Investor for 2011 and is a past winner of the prestigious Ernst Young Entrepreneur of the Year Award. David serves as a Board member of the Savage Group, a privately-held services business based in Salt Lake City, and also of VoteSolar, a not-for-profit solar advocacy group. David received his Bachelor of Arts degree in International Relations degree from Princeton University and a Juris Doctor degree from Harvard Law School.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING

2.	STEVEN JOHN MURRAY

AGE 59

HOUSTON, TEXAS USA

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:	N/A

Steven Murray serves as the Chief Executive of Primus Green Energy Inc., a Houston-based global leader in small scale conversion of natural gas to methanol or gasoline. From 2013 through 2014, Steven was Chief Operating Officer of Direct Energy, Inc., the largest retail energy provider in North America, and previously served as President of its Direct Energy Residential unit from 2010 through 2013. From 2004 through 2009, Steven served as Chief Operating Officer for MXEnergy, a leading independent deregulated energy retailer. Prior thereto, he had been the Chief Executive of Shell Energy Services Co. from 2001 through 2004, where he led the turnaround of this unit culminating in its sale to MXEnergy. From 1981 to 2006, Steven worked for Shell in several different countries in manufacturing, trading and chemicals and was also concurrently elected as a full Member of the Royal Society of Chemistry. Since 2015, Steven has served as a Director of Stream Gas & Electric, L.P. (one of the largest independent deregulated energy retailers in the United States) as well as its successor entity (Kynect, L.P.) and also currently stands as a Director of Texas Dow Employees Credit Union. He has been a member of Young Presidents Organization since 2003 and previously served between 2003 and 2005 as Vice Chairman of the National Energy Marketers Association, the principal trade association for the domestic deregulated energy retail sector. Steven was commissioned into the British Territorial Army, serving from 1977 through 1987 and ultimately rising to the status of Captain within the Parachute Regiment. Steven received a Bachelor of Science in Chemistry degree from Edinburgh University in 1981.

AREAS OF EXPERTISE

•	BUSINESS RESTRUCTURING

•	ENTERPRISE SOFTWARE IMPLEMENTATION

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	SUPPLY & TRADING

•	STRATEGIC PLANNING

3.	DANIEL JAMES O’MALLEY

AGE 55

DALLAS TEXAS USA

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:	15,000 COMMON SHARES

Dan O’Malley is currently President and Chief Operating Officer of Kynect, L.P. (the successor entity to Stream Gas & Electric, L.P., one of the largest independent deregulated energy retailers in the United States). Between 2016 and 2019, he held the same position at Stream Energy, which was sold to NRG Inc. during July 2019. Prior to Stream Energy, Dan was President and Executive Vice President of the Americas & Emerging Markets at MoneyGram International for 24 years. He is currently an independent Director for three privately held financial services companies and participates at various levels with several start-up and mid-stage growth companies as an investor and advisor. Dan attended (but did not graduate from) both of the Georgia Institute of Technology as well as Clayton State College, where he studied Informational & Computer Science as well as Industrial Management, coinciding with beginning his career in the banking industry in a Management Associate Program at North Carolina National Bank.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING

4.	BARRY THOMAS SMITHERMAN

AGE 62

AUSTIN, TEXAS USA

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:	N/A

Barry Smitherman is an attorney, private investor, and strategic advisor focused on oil, natural gas, water and electric utility related issues and companies. He presently teaches Texas Energy Law at the University of Texas School of Law. He also serves on the Board of Directors of Centric Gas Services, LLC, a privately held local gas distribution company which serves business and residential customers in south central Texas. During 2017 through 2018, Barry served as a Director of NRG Energy, Inc., the largest non-utility power company in the United States, where he was a member of the Business Review and Audit committees. From 2015 through 2017, Barry was a Partner in the Energy Regulatory Group in the Houston & Austin offices of the Vinson Elkins law firm. With a long career in public service, Barry served from 2011 through 2014 as Chairman of the Texas Railroad Commission and from 2004 through 2011 as a Commissioner and later Chairman of the Public Utility Commission of Texas. Previously he spent 16 years as an investment banker, holding leadership roles with First Boston, J.P. Morgan Securities and Banc One Capital Markets (where he was National Head of Public Finance). Barry holds a Bachelor of Business Administration degree from Texas A&M University, a Juris Doctor degree from the University of Texas at Austin and a Master in Public Affairs degree from Harvard University.

AREAS OF EXPERTISE:

•	BUSINESS STRUCTURING

•	CAPITAL MARKETS

•	ELECTRICITY MARKETS

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	REGULATORY & PUBLIC POLICY

•	RISK MANAGEMENT

•	STRATEGIC PLANNING

5.	ROBERT LLOYD SNYDER

AGE 58

DALLAS, TEXAS USA

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:	13,947,501 COMMON SHARES

Rob Snyder most recently was the co-founder and controlling equityholder of Stream Gas & Electric, L.P., dba Stream Energy, one of the largest independent deregulated energy retailers in the United States (sold to NRG Inc. during July 2019). Before coming out of semi-retirement to found Stream Energy during 2004, he was Managing Director of SnyderCapital Corporation, a family-controlled private equity firm in Dallas, from 1994 through 2001. Prior thereto, Rob served between 1992 through 1994 as Vice President for Business Development of family-controlled SnyderGeneral Corporation, then the fourth largest global HVAC & air quality control firm. Rob began his professional career in 1989 as a transactional attorney with the Manhattan office of the multinational Fried Frank law firm and during 1988-1989 further served as Law Clark to Justice Andrew G.T. Moore, II on the Supreme Court of Delaware. Rob serves on the boards of several private companies & charitable organizations, has been over three decades an infrequent speaker at national private equity & energy conferences and is a past recipient of the prestigious Ernst Young Entrepreneur Of The Year award. He holds a Bachelor in Science degree in International Relations from the University of Notre Dame du Lac as well as Juris Doctor and Master in Business Administration degrees from the University of Texas at Austin.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING & RESTRUCTURING

•	FINANCE AND INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING

6.	RICHARD DANIEL SQUIRES

AGE 62

DALLAS, TEXAS USA

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:	1,008,205 COMMON & 43,806 PREFERRED SHARES

Richard Squires is the founder & Managing Director of Lennox Capital Partners, LP, a special situations and value-oriented investment company and family office active in publicly-traded debt and equity as well as private equity investments. Prior to Lennox Capital, Richard served as a Managing Director and Co-Founder of SPI Holdings, LLC, a national real estate company with land, retail, office, hotel, mini storage and industrial assets. Prior thereto, Richard held various senior positions with affiliates of Rainwater, Inc. and members of the Bass Family in Fort Worth, Texas. With respect to the deregulated power sector, Richard served as a Director of Stream Energy (one of the largest independent deregulated energy retailers in the United States). Richard has also formerly been a Director of such public and private companies as Arise Virtual Holdings, Forestar Inc., Boss Holdings, Box Energy, GSTV and Crown American Bank. He is a Certified Public Accountant (albeit inactive) for the state of Colorado and further holds a Bachelor of Science degree in Accounting from Pennsylvania State University in addition to a Master in Business Administration degree from Harvard University.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING